Exhibit 10.26

LEASE OF BUSINESS PREMISES TABLE OF CONTENTS

LEASE OF BUSINESS PREMISES

THIS LEASE, dated the 6th day of September, 2022, between MOUNTAIN VIEW OFFICE PARK, L.L.C., with offices at 850 Bear Tavern Road, Suite 202, Ewing, New Jersey 08628, hereinafter referred to as Landlord, and OncoSec, with offices at 24 N. Main Street, Pennington, NJ 08534, hereinafter referred to as Tenant.

WITNESSETH: That the Landlord hereby demises and leases unto the Tenant, and the Tenant hereby hires and takes from the Landlord for the term and upon the rentals hereinafter specified, the premises described as follows: the Demised Premises shall be situated in the Township of Ewing, County of Mercer and the State of New Jersey; the suite shall be located in Mountain View Office Park, L.L.C., Building 820, in suite 200 on the second floor of the building, and consists of 6,974 rentable square feet, as shown on the sketch attached hereto and made a part thereof as Attachment A (hereinafter referred to as Demised Premises).

The initial term of this demise shall be for three (3) years beginning January 1, 2023 and ending December 31, 2025

The base rent for the initial term shall be THREE HUNDRED FIFTY-FIVE THOUSAND, NINE HUNDRED SIXTY-FOUR AND 58/100 ($355,964.58) DOLLARS, which shall accrue as follows:

YEAR 1:ONE HUNDRED ELEVEN THOUSAND, EIGHT HUNDRED SEVENTY- FOUR AND 58/100 ($111,874.58) DOLLARS, payable in the following manner:

January, 2023 – FIVE THOUSAND, TWO HUNDRED THIRTY AND 50/100 (5,230.50) DOLLARS;

February, 2023 – December, 2023 – TEN THOUSAND, ONE HUNDRED SEVENTY AND 42/100 ($10,170.42) DOLLARS;

YEAR 2: ONE HUNDRED TWENTY-TWO THOUSAND, FORTY-FIVE AND 00/100 ($122,045.00) DOLLARS, payable in twelve (12) installments of TEN THOUSAND, ONE HUNDRED SEVENTY AND 42/100 ($10,170.42) DOLLARS;

YEAR 3: ONE HUNDRED TWENTY-TWO THOUSAND, FORTY-FIVE AND 00/100 ($122,045.00) DOLLARS, payable in twelve (12) installments of TEN THOUSAND, ONE HUNDRED SEVENTY AND 42/100 ($10,170.42) DOLLARS.

The said rent is to be payable monthly, in advance, on the first day of each calendar month for the term hereof, at the office of MOUNTAIN VIEW OFFICE PARK, L.L.C., 850 Bear Tavern Road, Suite 202, Ewing, New Jersey 08628, or as may be otherwise directed by the Landlord in writing.

THE ABOVE LETTING IS UPON THE FOLLOWING CONDITIONS:

ARTICLE 1. Use of Demised Premises

1.1 The Landlord covenants that the Tenant, on paying the said rent and performing the covenants and conditions in this Lease contained, shall and may peaceably and quietly have, hold and enjoy the Demised Premises for the term aforesaid.

1.2 The Tenant covenants and agrees to use the Demised Premises as general office space (retail operations not permitted) only and agrees not to use or permit the Demised Premises to be used for any other purpose without the prior written consent of the Landlord endorsed herein, which consent will not be unreasonably withheld.

1.3 Tenant will use and occupy the Demised Premises for the use specified in the Agreement of Lease only and for no other use. Notwithstanding the foregoing, Tenant’s use of the Demised Premises will at all times be lawful and will not constitute waste, nuisance or unreasonable annoyance to Landlord or any other Tenant(s) in the Building.

ARTICLE 2. Events of Default and Remedies

2.1 The Tenant shall, without any previous demand therefore, pay to the Landlord, or its agent, the said rent at the times and in the manner above provided. In the event of the non-payment of said rent, or any installment thereof, at the times and in the manner above provided. Such re-entry by the Landlord shall not operate to release the Tenant from any rent to be paid or covenants to be performed hereunder during the full term of this Lease period. For the purpose of reletting, the Landlord shall be authorized to make such repairs to a building standard condition in or to the leased premises as may be necessary to place the same in good order and condition. The Tenant shall be liable to the Landlord for the reasonable cost of such repairs, and all reasonable expenses of such reletting. If the sum realized or to be realized from the reletting is insufficient to satisfy the monthly or term rent provided in this Lease, the Landlord, at its option, may require the Tenant to pay such deficiency month by month, or may hold the Tenant liable in advance for the entire deficiency to be realized during the term of the reletting. The Tenant shall not be entitled to any surplus accruing as a result of the reletting.

2.2 The Landlord is hereby granted a lien, in addition to any statutory lien or right to distrain that may exist, on all personal property of the Tenant in or upon the Demised Premises, to secure payment of the rent and performance of the covenants and conditions of this Lease. The Landlord shall have the right, only after the Landlord has taken possession of the leased property pursuant to this paragraph, as agent of the Tenant, to take possession of any furniture, fixtures or other personal property of the Tenant found in or about the premises, and sell the same at public or private sale and to apply the proceeds thereof to the payment of any moneys becoming due under this Lease, the Tenant hereby waiving the benefit of any laws exempting property from execution, levy and sale on distress or judgment.

ARTICLE 3. Assignment or Subletting

3.1 The Tenant shall not sublet the Demised Premises nor any portion thereof, nor shall this Lease be assigned by the Tenant without the prior written consent of the Landlord endorsed hereon, which consent shall not be unreasonably withheld. Tenant, however, upon advance notice to Landlord, shall have the right to assign this Lease in the event of a corporate reorganization or merger to any new corporate entity of which OncoSec would be a part. Notwithstanding anything to the contrary contained herein, this Tenant shall have the right to sublet the Demised Premises under the following terms and conditions: if Tenant is intending to sublet the Demised Premises to a third party, Tenant must first present to the Landlord the terms and conditions of the proposed sublease with the new Tenant. This proposal must be delivered in writing to the Landlord sixty (60) days prior to the date on which the sublease is to take effect. Upon receipt, Landlord shall have the irrevocable right to recapture the Demised Premises presently leased to Tenant, which right must be exercised within ten (10) days of the receipt of the written notice from Tenant herein. If Landlord agrees to recapture the Demised Premises, then in that event the Tenant shall have no right to sublet the Demised Premises to a third party. However, if the Landlord opts not to recapture the space leased to Tenant, then the Tenant shall have the right to sublet the Demised Premises under the further condition that Tenant shall pay to Landlord the difference between the rent Tenant currently pays to the Landlord under the terms and conditions of this Lease and the rent to be paid by the subtenant to Tenant. Additionally, should Landlord fail to respond within the said ten (10) day period to Tenant, then Tenant shall have the right to sublet the Demised Premises under the terms and conditions set forth in this paragraph. Despite any sublease or assignment of the Lease, Tenant shall remain liable under the Lease.

ARTICLE 4. Alterations and Improvements

4.1 The Tenant has examined the Demised Premises, and accepts them in their present condition (except as otherwise expressly provided on Attachment D) and without any representations on the part of the Landlord or its agents as to the present condition of the said premises. The Tenant shall keep the Demised Premises in good condition, and shall redecorate, paint and renovate the Demised Premises as may be necessary to keep them in repair and good appearance. All plumbing fixtures and units, toilets, supplemental HVAC units and water heaters located in the Demised Premises are in “as is” condition. The Tenant is responsible for cost of the maintenance, repairs and replacement of same as needed throughout the Lease Term. The Tenant shall quit and surrender the Demised Premises at the end of the demised term in as good condition as the reasonable use thereof will permit. The Tenant shall not make any alterations or improvements to Demised Premises without the prior written consent of the Landlord. All erections, alterations and improvements, whether temporary or permanent in character, which may be made upon the Demised Premises, either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the termination of this Lease, without compensation to the Tenant. The Tenant further agrees to keep said Demised Premises and all parts thereof in a clean and sanitary condition and free from trash, flammable material and other objectionable matter.

ARTICLE 5. Mechanic’s Lien

5.1 In the event that any mechanic’s lien is filed against the Demised Premises as a result of alterations, additions or improvements made by the Tenant, the Landlord, at its option, after thirty (30) days notice to the Tenant, may pay said lien, after inquiring into the validity thereof with Tenant, and the Tenant shall forthwith reimburse the Landlord the cost to discharge said lien.

5.2 Nothing in this Lease will be deemed or construed as the consent or authorization of Landlord, express or implied, by inference or otherwise, to any improvement or alteration or repair of or to the Demised Premises or any part thereof, or to Tenant’s contracting for or permitting or providing any work, services, material and/or equipment, which might give rise to the right to file any lien against Landlord’s interest in the Demised Premises or the Property.

ARTICLE 6. Glass Damage

6.1 The Tenant agrees to replace, at the Tenant’s expense, any and all glass which may become broken in and on the Demised Premises or on the Property of which the Demised Premises are a part, through Tenant’s (including Tenant’s agents, servants, employees, guests and the like) negligence. Plate glass and mirrors, if any, shall be insured by the Tenant at their full insurable value with a company satisfactory to the Landlord. Said policy shall be at the full premium type, and shall be deposited with the Landlord or its agent. Tenant shall only be required to give Landlord a Certificate of Insurance. Parties agree that Tenant shall have the right to self-insure for glass damage.

ARTICLE 7. Limitation of Liability

7.1 The Landlord shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the Demised Premises, by reason of any existing or future condition, defect, matter or thing in said Demised Premises or the property of which the Demised Premises are a part, or for the acts, omissions or negligence of other persons or Tenants in and about the said property, unless caused by Landlord’s gross negligence or willful wrongful act. The Tenant agrees to indemnify and save the Landlord harmless from all claims and liability for losses of or damage to property, or injuries to persons, occurring in or about the Demised Premises, unless caused by Landlord’s gross negligence or willful wrongful act.

ARTICLE 8. Utilities, Services, Maintenance Charges

8.1 This is a modified gross rental rate Lease and as such, services furnished to the Demised Premises for the benefit of Tenant, including Suite Janitorial and Tenant Electric, shall be paid for by Tenant. Tenant agrees to pay to Landlord its pro-rata share of the cost of all utilities and maintenance not directly billed to Tenant, including but not limited to real estate taxes, insurance, sewer, maintenance and air conditioning (collectively, the “CAM Charges”) to the extent that Tenant’s pro-rated CAM Charges exceed $9.00 per rentable square foot per calendar year. If CAM Charges exceed the established rate, an adjustment shall be submitted to Tenant for reimbursement.

8.2 Tenant’s pro-rata share of all items of maintenance and services paid for by Landlord, including a Management Fee not to exceed six (6%) percent of the base rent shall be equal to twelve and seven tenths (12.7%) percent of such costs, to the extent such costs exceed $9.00 per rentable square foot per calendar year. It is understood and agreed all controllable expenses shall have three percent (3%) annual increase cap. Attachment “B” lists the expenses and controllable expenses are as follows: Answering Service, Custodial, Lawn Maintenance, Insurance, Plants, Security, Tenant Miscellaneous, Trash Removal, and Washroom Supplies.

ARTICLE 9. Inspections, Right of Entry

9.1 The Landlord, or its agents, shall have the right to enter the Demised Premises upon reasonable notice to Tenant, at reasonable hours in the day or night to examine the same, or to run telephone or other wires, or to make such repairs, additions or alterations as Landlord shall deem necessary for the safety, preservation or restoration of the improvements, or for the safety or convenience of the occupants or users thereof (there being no obligation, however, on the part of the Landlord to make any such repairs, additions or alterations), or to exhibit the same to prospective purchasers and to put upon the premises a suitable “For Sale” sign.

9.2 For three (3) months prior to the expiration of the demised term, the Landlord, or its agents, may similarly exhibit the Demised Premises to prospective Tenants, and may place the usual “To Let” signs thereon.

9.3 The Tenant acknowledges that for security reasons the entrances to the common area shall be open from on or about 7:00 a.m. until 6:00 p.m., at which time the doors will electronically lock. Landlord shall not be responsible for malfunctions of the electronic locking system, or any interfering act of third parties, but shall use best efforts to correct said malfunctions.

ARTICLE 10. Damage or Destruction

10.1 In the event of destruction of the Demised Premises or the building containing the Demised Premises by fire, explosion, the elements or otherwise during the term hereby created, or previous thereto, or such partial destruction thereof as to render the Premises untenantable or unfit for occupancy, or should the Demised Premises be so badly injured that the same cannot be repaired within ninety (90) days from the happening of such an injury, then and in such case the term hereby created shall, at the option of the Landlord, cease and become null and void from the date of such damage or destruction, and the Tenant shall immediately surrender the Demised Premises and all the Tenant’s interest therein to the Landlord, and shall pay rent only to the time of surrender, in which event the Landlord may re-enter and repossess the Demised Premises thus discharged from this Lease and may remove all parties therefrom.

10.2 Should the Demised Premises be rendered untenantable and unfit for occupancy, but yet be repairable within ninety (90) days from the happening of said injury, the Landlord shall enter and repair the same with reasonable speed, and the rent shall not accrue after said injury or while repairs are being made, but shall recommence immediately after such repairs shall be completed. But if the Demised Premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, then the Landlord agrees to repair the same with reasonable promptness and in that case the rent accrued and accruing shall not cease or terminate.

10.3 The Tenant shall immediately notify the Landlord in case of fire or other damage to the Demised Premises. In the event of partial destruction, Landlord must notify Tenant within thirty (30) days of its intent to rebuild or not, and if there is no notification, Tenant shall have the right to cancel this Lease.

ARTICLE 11. Compliance with Laws

11.1 The Tenant agrees to observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities applicable to the business to be conducted by the Tenant in the Demised Premises. The Tenant agrees not to do or permit anything to be done in said premises, or keep anything therein, which will increase the rate of fire insurance premiums on the improvements or any part thereof, or on the property kept therein, or which will obstruct or interfere with the rights of other Tenants, or conflict with the regulations of the Fire Department or with any insurance policy upon said improvements or any part thereof.

11.2 Deleted in its entirety

ARTICLE 12. Signs

12.1 No sign, advertisement or notice shall be affixed to or placed on any part of the Demised Premises by the Tenant, except in such a manner, and of such a size, design and color as shall be approved in advance in writing by the Landlord. Tenant shall be entitled to one entry on the Landlord’s exterior directory and one entry on the Landlord’s interior directory. In the event that Landlord permits Tenant to sublet the premises to a subtenant, in no event shall the subtenant be permitted an entry on Landlord’s directories.

ARTICLE 13. Subordination

13.1 This Lease is subject and is hereby subordinated to all present and future first mortgages, first deeds of trust and other encumbrances affecting the Demised Premises or the property of which said premises are a part. The Tenant agrees to execute, at no expense to the Landlord, any instrument which may be deemed necessary or desirable by the Landlord to further effect the subordination of this Lease to any such first mortgage, first deed of trust or first encumbrance.

ARTICLE 14. Rules and Regulations

14.1 The rules and regulations regarding the Demised Premises, which are Attachment “C” to this Lease, as well as any other further reasonable rules and regulations, which shall be made by the Landlord, shall be observed by the Tenant and by the Tenant’s employees, agents and invitees. The Landlord reserves the right to rescind any presently existing rules applicable to the Demised Premises, and to make such other and further reasonable rules and regulations as in its judgment may from time to time be desirable for the safety, care and cleanliness of Demised Premises and property of which said Demised Premises are a part, and for the preservation of good order therein, which rules, when so made and notice thereof given to the Tenant, shall have the same force and effect as if originally made a part of this Lease. Such other and further rules shall not, however, be inconsistent with the proper and rightful enjoyment by the Tenant of the Demised Premises. All such rules and regulations shall be enforced against all Tenants in a like and similar fashion. However, nothing contained in this Lease will be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other Tenant, and Landlord will not be liable to Tenant for violation of the same by any other Tenant, its employees, agents, contractors, licensees or invitees. If there is any inconsistency between this Lease and the rules and regulations set forth in Attachment “C”, the terms of this Lease will govern.

ARTICLE 15. Violation

15.1 In case of violation by the Tenant of any of the covenants, agreements or conditions of this Lease, or of the rules and regulations now or hereafter to be reasonably established by the Landlord in Attachment “C”, and upon failure to discontinue such violation within thirty (30) days after receipt of written notice thereof given to the Tenant or initiate action to discontinue depending upon the circumstances, this Lease shall thenceforth, at the option of the Landlord, become null and void, and the Landlord may re-enter without further notice and demand. The rent, in such case, shall become due, be apportioned and paid on and up to the day of such re-entry, and the Tenant shall be liable for all losses or damages resulting from such violation as aforesaid. No waiver by the Landlord of any violation or breach of condition by the Tenant before the Landlord shall exercise its option under this paragraph shall operate to defeat the right of the Landlord to declare this Lease null and void and to re-enter upon the Demised Premises after the said breach or violation.

ARTICLE 16. Notices

16.1 All notices and demands, legal or otherwise, incidental to this Lease or the occupancy of the Demised Premises, shall be in writing. If the Landlord or its agents desires to give or serve upon the Tenant any notice or demand, it shall be sufficient to send a copy by certified mail, return receipt requested, addressed to the Tenant at the Demised Premises. Notices from the Tenant to the Landlord shall be sent certified mail, return receipt requested, or hand-delivered during regular business hours to the Landlord at the place hereinbefore designated for the payment of rent, or such other place as the Landlord may from time to time designate in writing.

ARTICLE 17. Assignment for the Benefit of Creditors, Bankruptcy

17.1 Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed, agree as follows: (i) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Demised Premises an amount equal to all Rent and CAM Charges otherwise due pursuant to this Lease; (iii) to reject or assume this Lease within sixty (60) days of the filing of such petition; and (iv) to do all other things of benefit to the Landlord otherwise required under the Bankruptcy Code and the Lease.

17.2 If at any time during the term of this Lease or any renewals or extensions thereof a petition in insolvency or an Assignment for the Benefit of Creditors is made, or an appointment of a receiver or trustee of all or a part of a Tenant’s property is filed in any court by Tenant, or if filed against Tenant and same is not vacated within thirty (30) days thereafter, then and in any of such events Landlord or its agents may give Tenant a written notice specifying a day not less than five (5) days thereafter whereupon the term of the Lease shall end, and on the day specified the term of this Lease shall expire as if that day were the day herein fixed for the expiration of the term, and Tenant shall then quit and surrender the Demised Premises to Landlord and Tenant shall remain liable for Rent, CAM Charges and all other charges as provided under this Lease. Tenant waives trial by jury in any action or proceeding by the Landlord to enforce Landlord’s rights hereunder. Tenant further waives any and all statutory rights of redemption following termination of this Lease or dispossess of Tenant.

ARTICLE 18. Holdover

18.1 In the event that the Tenant shall remain in the Demised Premises after the expiration of the term of this Lease without having executed a new written Lease with the Landlord, such holding over shall not constitute a renewal or extension of this Lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of the Tenant’s term, and thereupon be entitled to all the remedies against the Tenant provided by the law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Lease, except as to duration thereof, and in that event the Tenant shall pay monthly rent in advance at twice the rate provided herein, as effective during the last month of the demised term.

ARTICLE 19. Condemnation

19.1 If the property or any part thereof wherein the Demised Premises are located shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this Lease, at the option of the Landlord, shall forthwith terminate and the Tenant shall have no claim or interest in or to any award of damages for such taking, provided this clause shall not prevent the Tenant from making a claim on its own behalf separate and apart from any claims of the Landlord.

ARTICLE 20. Security Deposit

20.1 The Tenant has deposited with the Landlord the sum of $10,170.42 as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of this Lease upon the Tenant’s part to be performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the term herein, provided the Tenant has fully and faithfully carried out all of said terms, covenants and conditions of Tenant’s part to be performed. In the event of a bona fide sale, subject to this Lease, the Landlord shall have the right to transfer the security to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord. The security deposited under this Lease shall not be mortgaged, assigned or encumbered by the Tenant without written consent of the Landlord.

20.2 Tenant shall, upon renewal of this Lease, deposit with the Landlord additional funds as a security deposit in order for the Landlord to have the amount equivalent to two (2) months base rent under the terms of the Lease for the renewal period. Tenant must provide Landlord with the additional security deposit at least sixty (60) days prior to the Commencement Date of the renewal period.

ARTICLE 21. Broker

21.1 Landlord and Tenant represent to each other that they dealt with Cushman & Wakefield, 1150 Headquarters Plaza, Morristown, New Jersey in connection with this Lease.

21.2 Tenant agrees that if any claim should be made for commissions by any broker by reason of any act of Tenant or its representatives, Tenant will hold Landlord free and harmless and indemnify Landlord from any and all loss, liabilities and expenses in connection therewith, including attorneys’ fees. Landlord will give prompt notice to Tenant after any such claim is made by any broker. Tenant will have the right to defend such claim and Landlord will not pay or settle such claim as long as Tenant is competently defending same.

21.3 Landlord agrees that if any claims should be made for commissions by any broker by reason of any act of Landlord or its representatives, Landlord will hold Tenant free and harmless and indemnify Tenant from any and all loss, liabilities and expenses in connection therewith, including attorneys’ fees. Tenant will give prompt notice to Landlord after any such claim is made by any broker. Landlord will have the right to defend such claim and Tenant will not pay or settle such claim as long as Landlord is competently defending same.

ARTICLE 22. Insurance

22.1 Landlord agrees to furnish Tenant with a Certificate of Insurance as proof of payment.

22.2 At all times during the term of this Lease, Tenant shall, at Tenant’s own cost and expense, provide and keep in force comprehensive general public liability insurance covering the legal liability of Tenant, Landlord and any mortgagee or ground lessor of Landlord, against claims for bodily injury, death or property damage occurring on, in or about the Premises, or as a result of the services rendered on the Premises, in the minimum amount of One Million Dollars ($1,000,000.00) with respect to any one occurrence, and Two Hundred Fifty Thousand Dollars ($250,000.00) for all claims for property damage with respect to any one occurrence.

22.3 It is expressly agreed and understood between both parties that the Tenant shall list the following entities as additionally insured: Mountain View Office Park, LLC, and all its partners, officers, shareholders, and directors.

22.4 Such insurance shall be written by companies of recognized financial standing which are well rated by national rating organizations and are legally qualified to issue such insurance in the State of New Jersey. All policies obtained by Tenant shall be delivered to Landlord and endorsed “premium paid” by the company or agency issuing the same within ten (10) days after issuance thereof, and shall provide that same shall not be cancelled without providing Landlord with twenty

(20) days prior notice in writing of any such cancellation.

22.5 From and after the occurrence of any default under this Lease by Tenant or the occurrence of any other event which would give Landlord the right to terminate this Lease, all rights, title and interest of Tenant in any insurance policy or policies provided under the terms of this Lease, including any premium for and dividends upon such policy or policies, are hereby assigned to Landlord.

ARTICLE 23. Late Payment

23.1 Tenant agrees that in the event it is more than ten (10) days late in the payment of any rent provided for in the within Lease, Tenant shall pay a sum equal to four percent (4%) of the payment that was due as a late charge. The Tenant agrees that this charge is additional rent under this Lease.

24.1 ARTICLE 24. Surrender of Demised Premises

24.2 It is fully understood and agreed that the Tenant, upon vacating the Demised Premises, shall leave the premises as it found them, subject to normal wear and tear and damage from an insured casualty and approved alterations.

24.3 Tenant will, upon the expiration of this Lease, quit and surrender the Demised Premises to Landlord, together with all Tenant improvements and other alterations (unless Landlord elects otherwise) and replacements thereof then on the Demised Premises, in good order, condition and repair, except for reasonable wear and tear. Prior to the expiration of this Lease, the Tenant will remove all of its property, equipment and trade fixtures from the Demised Premises without damage, leaving the Demised Premises in broom-clean condition. All property not removed by Tenant will be deemed abandoned by Tenant, and Landlord reserves the right to charge the cost of removal, storage and/or disposal of same to Tenant, or to keep said property, at its option.

24.4 If the Demised Premises is not surrendered at the end of the term, or if the Demised Premises is damaged or is not in broom-clean condition upon surrender, Tenant will indemnify Landlord against any loss or liability resulting, including without limitation and in addition to any other remedy or claim of Landlord’s, any claims made or damages sustained by any succeeding Tenant founded on the delay, condition and/or damage.

24.5 Tenant’s obligations under this Article 24 will survive the expiration or earlier termination of this Lease and surrender of the Demised Premises.

ARTICLE 25. Waivers and Cumulative Remedies

25.1 Each party hereto waives any and every claim which arises or may arise in its favor and against the other party hereto during the term of this Lease or any renewal or extension thereof, for any and all loss of or damage to any of its property located within or upon, or constituting a part of the Demised Premises leased to Tenant hereunder, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent such that loss or damage is recoverable under said insurance policies. Said mutual waivers shall be in addition to and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of or damage to property of the parties hereto. Inasmuch as the above mutual waivers preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

25.2 The failure of Landlord to insist in any one or more cases upon the strict performance of any of the terms or covenants of this Lease, or to exercise any option herein contained, will not be construed as a waiver or a relinquishment for the future of any such term or covenant. No waiver by Landlord of any term or covenant of this Lease will be deemed to have been made unless made in writing signed by Landlord.

25.3 Neither the payment by Tenant nor acceptance by Landlord of rent or any other payment, nor the acceptance by Landlord of performance of anything required by this Lease to be performed, with the knowledge of the breach of any term or covenant of this Lease, will be deemed a waiver of such breach or of any of Landlord’s rights hereunder. Landlord’s acceptance of rent or any other payment in a lesser amount than is due (regardless of any endorsement on any check, or any statement in any letter accompanying any such rent or payment) will not operate or be construed either as an accord and satisfaction or in any manner other than as payment on account of the earliest rent or other sums then unpaid.

25.4 Tenant waives all rights to trial by jury in any proceeding instituted with respect to this Lease.

25.5 Every term, condition, agreement or provision contained in this Lease will also be deemed to be a covenant.

25.6 In addition to the other remedies provided in this Lease, Landlord will be entitled to the restraint by injunction of any violation or attempted or threatened violation of any of the terms or covenants of this Lease. Landlord’s remedies under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may be lawfully entitled, at law or in equity, in case of any breach by Tenant of any provision of this Lease.

ARTICLE 26. Parking

26.1 Landlord acknowledges with the Tenant that as part of the consideration of the Tenant’s entering into this Lease, Landlord shall provide to Mountain View Office Park, a portion of which will be occupied by Tenant, a total of 275 paved parking spots. Of these parking spots, Tenant shall have the right to use a maximum of twenty-eight (28) parking spaces. Except for handicapped parking, no assigned or reserved parking is permitted. This allocation is based on a formula of four (4) parking spaces per 1,000 rentable square feet of the Demised Premises.

ARTICLE 27. Defaults

27.1 Parties agree that the Tenant shall have the right to cure any defaults within thirty (30) days of notice in writing by the Landlord, provided, however, that if the matter of the default is such that it cannot be cured within thirty (30) days, Tenant shall have a reasonable period of time within which to cure such default within ninety (90) days. Notice of any default shall be served on the Tenant as set forth in Article 16 of this Lease.

27.2 Rent, CAM Charges, and amortized fit up costs (if any) shall be paid on a monthly basis, in advance, by the first day of each month. If said payments, or any part thereof, are not made within ten (10) days of the terms set forth in this Article, such failure shall constitute a default under this Lease.

27.3 In the event that partial payment is made by Tenant, Landlord reserves the right, as Landlord sees fit, to apply the payment to either rent, late charges, CAM Charges, or amortized fit up charges (if any). Upon request, Landlord shall provide Tenant with documentation stating how Tenant’s payments were applied.

27.4 In the event of default under this Lease, Landlord is entitled to charge Tenant with reasonable costs and expenses of collection, including attorneys’ fees and, if applicable, return check charges. Said charges will be considered as additional rents.

ARTICLE 28. Renewal of Lease

28.1 Landlord and Tenant agree that, provided Tenant is not in default of any of the terms and conditions of this Lease, then Tenant is hereby granted an option to renew this Lease for one (1) additional three (3) year term under the same terms and conditions, except rent charged for said term shall be equal to the then current rent charged for similar space in the Demised Premises, in addition to all other charges and costs associated with said rental. Tenant’s option to renew this Lease must be exercised in writing to Landlord no later than six (6) months prior to the expiration of this Lease term and any renewal thereof, otherwise it becomes null and void.

ARTICLE 29. Delay of Occupancy

29.1 In the event the date of occupancy is delayed, the term of this Lease shall commence on the actual date of occupancy as agreed to by Landlord and Tenant. If Tenant takes possession any time after the first of the month, the rent and estimated nets shall be pro-rated for the number of days the Tenant has actual possession.

ARTICLE 30. Regulation of Common Facilities

30.1 The common facilities of the property upon which the Demised Premises are located are at all times subject to the exclusive control and management of Landlord. Landlord will have the right to change the areas, locations and arrangements of parking areas, lobbies and other common facilities (provided that Tenant will have reasonable access to the Demised Premises); to enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the parking areas and other common facilities; to restrict parking by Tenants, their officers, agents and employees to employee parking areas; to construct surface or elevated parking areas and facilities; to establish and change the level of parking surfaces; to close all or any portion of the parking areas or other common facilities to such extent as may, in the opinion of the Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily any or all portions of the said areas of facilities to discourage non-tenant parking; and to do and perform such other acts in and to the common facilities as, in the exercise of good business judgment, Landlord may determine to be advisable.

30.2 Landlord reserves any and all rights not expressly granted to Tenant hereunder, including but not limited to the following rights which are reserved to Landlord for its purpose in operating the building: (a) the exclusive right to the use of the name of the building, except that Tenant may use the name of the building as its business address and for no other purpose; (b) the right to change the name or address of the building without incurring any liability to Tenant for so doing; (c) the right to install and maintain a sign or signs on the exterior of the buildings or on the common facilities; (d) the exclusive right to use or dispose of the use of the roof of the building; and (e) the right to grant to anyone the right to conduct any particular business or undertaking in the building.

ARTICLE 31. Miscellaneous

31.1 No rights are to be conferred upon the Tenant until this Lease has been signed by the Landlord, and an executed copy of this Lease has been delivered to the Tenant.

31.2 The foregoing rights and remedies are not intended to be exclusive but as additional to all rights and remedies the Landlord would otherwise have by law.

31.3 All the terms, covenants and conditions of this Lease shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.

31.4 This Lease and the obligation of the Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is reasonably unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is delayed to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or by other natural disasters or acts of God.

31.5 The Tenant shall be responsible for the maintenance of any special equipment installed by it or on its behalf, including plumbing and air conditioning equipment, over and above normal building standard.

31.6 Landlord agrees, at its expense, to promptly make all structural repairs to the building.

31.7 Wherever the consent of the Landlord is required in this Lease, said consent shall not be unreasonably withheld or delayed.

31.8 It is fully understood and agreed by and between the parties hereto that Tenant shall have the right, at its option, to contest the amount of real estate taxes assessed by the Tax Assessor of the Township of Ewing insofar as same relates to Mountain View Office Park, L.L.C., the cost of which is to be borne solely and exclusively by Tenant.

31.9 Tenant acknowledges that the HVAC system installed by Landlord and utilized by Tenant is preset to service the Demised Premises from 7:00 a.m. to 6:00 p.m. Monday through Friday, in order to economize the cost of same to Tenant. The HVAC units are preset, computerized floor by floor, and can be, upon reasonable notice by Tenant to Landlord, adjusted to meet the Tenant’s HVAC needs over and above the preset time and conditions set by Landlord. Should Tenant desire additional or different HVAC services other than those preset by Landlord, Tenant shall be billed for any additional costs, which costs are currently at a rate of $55.00 per hour, which may change from time to time, for the HVAC over and above normally provided by Landlord as additional rent. Landlord shall not be required to provide additional HVAC service to Tenant should the said written request not be tendered to Landlord twenty-four (24) hours in advance.

31.10 The captions in this Lease are for convenience and reference only, and in no way define, limit or describe the scope or intent of this Lease and are in no way to affect the interpretation or construction of this Lease.

31.11 This Lease (i) constitutes the entire and only agreement between the parties relating to the subject matter hereof, (ii) cancels and supersedes any prior agreements or discussions between the parties or their representatives, and (iii) may not be modified except by an instrument in writing which is signed by both parties.

31.12 The terms, covenants, conditions, provisions and agreements of this Lease are deemed to be severable. If any clause or provision herein contained is adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law or regulation, it will not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect. In addition, the Landlord may pursue the relief or remedy sought in any invalid clause by conforming such clause with the provisions of any statute or regulation as if the particular provisions of the applicable statute or regulation were set forth herein at length.

31.13 This Lease is not to be strictly construed against either Landlord or Tenant. No remedy or election given by any provision in this Lease is deemed exclusive unless so indicated, but each, wherever possible, is cumulative with all other remedies in law or at equity.

31.14 All obligations of Tenant which by their nature involve performance in any particular, or which cannot be ascertained to have been fully performed until after the end of the term of this Lease, shall survive the expiration of this Lease.

31.15 The Demised Premises do not include access to the roof for placement of equipment.

31.16 The locks to the Demised Premises are on a Master Key System. Tenant may not change the locks to the Demised Premises without notifying Landlord in advance of such change. Before the locks are changed, Tenant must coordinate the change with Landlord and Landlord’s locksmith to ensure that the new locks are on the Master Key System. This requirement is to ensure that the Landlord, fire department and police department have access to the Demised Premises in the event of an emergency. If Tenant changes the locks without prior notice to Landlord and changes the locks so that they are no longer on the Master Key System, Tenant shall be responsible for all damages caused by, exacerbated by, or stemming from such change and Landlord’s or any emergency department’s failure or delay in gaining access to the Demised Premises. Landlord has the right to periodically check the locks to the Demised Premises to ensure that they are on the Master Key System. If Landlord discovers that the locks are not on the Master Key System, without notice, Landlord will change the locks, provide a key to Tenant and charge Tenant the cost of the changing the locks as additional rent.

31.17 This Lease is to be interpreted, governed by and enforced in accordance with the substantive laws of the State of New Jersey. In the event of any dispute relating to the enforcement of this Lease or collection of any amounts due under this Lease, Tenant hereby consents to the exclusive jurisdiction of the courts of the State of New Jersey, Mercer County. Tenant hereby consents to service of process by delivery of an air courier package to its registered agent for service of process or to its corporate office during normal business hours in lieu of any other form of service. Tenant hereby waives all other forms of service as listed in the New Jersey Rules of Court, New Jersey Statutes, Federal Rules of Civil Procedure or any other statute or rule.

IN WITNESS WHEREOF, the said parties have hereunto set their hands and seals the day and year first above written.

WITNESS:	MOUNTAIN VIEW OFFICE PARK, L.L.C.

/s/ Linda Habter		/s/ Stacey Jingoli Markowitz
	BY:	Stacey Jingoli Markowitz, Landlord

WITNESS:	ONCOSEC

/s/ Margaret Ryan		/s/ Robert Schinagl
	BY:	Tenant

-16-